UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2010

Tree.com, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34063	26-2414818
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11115 Rushmore Drive, Charlotte, NC	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (704) 541-5351

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 1, 2010, Tree.com, Inc. (“Tree.com” or the “Company”) notified the Listings Qualifications Department of the Nasdaq Stock Market of Steven Ozonian’s resignation from the Company’s Board of Directors, effective November 1, 2010, and the resulting non-compliance with Nasdaq Marketplace Rule 5605, which requires that a majority of the Company’s Board of Directors be comprised of independent members.

In accordance with Rule 5605, the Company has until the earlier of the Company’s next annual shareholders’ meeting or November 1, 2011 to regain compliance, provided that if the next annual shareholders’ meeting is held before April 30, 2011, then the Company must regain compliance no later than April 30, 2011.

The Company is reviewing alternative methods to regain compliance and is currently conducting a search for a qualified candidate to fill the vacancy left on its Board of Directors.  The Company anticipates that it will regain compliance with Rule 5605 within the time period noted.  A failure to regain compliance could result in the Company being delisted from the Nasdaq Stock Market.

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(1)                                 On October 31, 2010, Steven Ozonian resigned as a member of the Board of Directors of the Company, effective November 1, 2010.  Mr. Ozonian’s decision to resign was not as a result of any disagreement with the Company or its management.  Mr. Ozonian has decided to accept a position as an executive officer of the Company.

Mr. Ozonian was appointed the Company’s Chief Executive Officer of the Real Estate Division, effective November 1, 2010.  Mr. Ozonian, age 55, served as a member of the Company’s Board of Directors from August 2008 until October 2010.  Mr. Ozonian has served as the Executive Chairman of Global Mobility Solutions since 2005.  Mr. Ozonian had previously held other high level positions in the homeownership industry, including Chairman and CEO of Prudential’s real estate and related businesses, CEO of Realtor.com, and National Homeownership Executive for Bank of America.

On October 31, 2010, in connection with Mr. Ozonian’s appointment as the Company’s Chief Executive Officer of the Real Estate Division, the Company entered into an employment agreement with Mr. Ozonian (the “Employment Agreement”), effective November 1, 2010.  Under the Employment Agreement, Mr. Ozonian will receive an annual base salary of $300,000.  As determined in the discretion of the Compensation Committee, Mr. Ozonian will be eligible to receive an annual bonus with a target amount of sixty percent (60%) of his base salary, beginning in 2011.  Further, during 2011 only, Mr. Ozonian will receive a special bonus of $37,500 each quarter.  Mr. Ozonian was awarded 25,000 restricted stock units pursuant to the Second Amended and Restated Tree.com, Inc. 2008 Stock and Annual Incentive Plan that will annually vest in three equal annual installments beginning on the first anniversary of the grant, and Mr. Ozonian will be eligible to receive additional equity incentives, including but not limited to restricted stock unit awards and stock options in the future, as determined in the discretion of the Compensation Committee.  It is anticipated that the Company will establish a separate equity plan that will give Mr. Ozonian a five percent (5%) interest in the increase in the value of the Company’s real estate division.  It is expected that Mr. Ozonian’s interest under that plan will vest after his completion of five years of employment.

The Employment Agreement will terminate on December 31, 2013, unless Mr. Ozonian’s employment terminates before that date.  If the Employment Agreement is terminated by the Company for “cause” (as such term is defined in the Employment Agreement), Mr. Ozonian will (a) receive no further base salary after the date of termination; (b) forfeit any earned but unpaid annual bonus from the previous year; and (c) not be eligible to receive any annual bonus for the current year.

In the event that Mr. Ozonian’s employment is terminated by the Company without “cause” or Mr. Ozonian terminates employment for “good reason” (as those terms are defined in the Employment Agreement), Mr. Ozonian will be entitled to: (a) continued payment of his base salary for a period of one year following his termination (subject to a specified dollar limit); and (b) an “Accrued Obligations” payment equal to the sum of (i) any earned but unpaid annual bonus from the previous year; (ii) deferred compensation not yet paid; and (iii) reasonable and necessary business expenses not yet reimbursed.  If Mr. Ozonian’s employment terminates for either of the reasons described above following the occurrence of a change in control, Mr. Ozonian will be entitled to continued payment of his base salary for two years following his termination (subject to a specified dollar limit) and a payment of any Accrued Obligations.

A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

(2)                                 On October 26, 2010, the Compensation Committee approved an amended and restated employment agreement between the Company and Douglas R. Lebda, the Chief Executive Officer (the “Restated Agreement”).  The Company and Mr. Lebda are currently parties to an employment agreement, dated January 7, 2008 which has been subsequently amended (the “Current Agreement”).  The Restated Agreement incorporates all existing amendments made to the Current Agreement, makes conforming changes to reflect the Company’s spin-off from IAC/InterActiveCorp (“IAC”), updates information regarding Mr. Lebda’s outstanding equity awards, and makes certain additional changes described below.

The Current Agreement provides Mr. Lebda with severance pay in the event his employment is terminated without “cause” or he resigns for “good reason” (as those terms are defined in the Current Agreement, each, a “Qualifying Termination”).  Upon a Qualifying Termination Mr. Lebda is entitled to the following payments: (a) continued base salary through the earlier of the end of his employment term (January 7, 2013) or three years from his termination date (the “Salary Continuation Payments”); (b) accrued but unpaid base salary, deferred compensation not yet paid, reasonable and necessary business expenses not yet reimbursed, and earned but unpaid employee benefits; (c) vesting of IAC restricted stock units awarded during the Company’s spin-off; and (d) vesting of Company restricted stock awards granted in 2008 and 2009.

Under the Restated Agreement, Mr. Lebda will receive Salary Continuation Payments equal to the greater of the amount described above or one times his then-current base salary plus his target annual bonus for the year in which incurs a Qualifying Termination.  The Salary Continuation Payments will be paid over the period beginning 60 days after Mr. Lebda’s termination of employment and will end on the earlier of: (a) the third anniversary of his termination date; or (b) the end of his employment term (January 7, 2013).

The Restated Agreement also provides that Mr. Lebda will become one-hundred percent (100%) vested in his 2010 restricted stock award in the event of a Qualifying Termination.  In addition, the Restated Agreement and Mr. Lebda’s 2009 restricted stock award agreements were amended to permit Mr. Lebda to vote all restricted shares, even those that are unvested.

The Restated Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

10.1	Employment Agreement between Tree.com, Inc. and Steven Ozonian, dated October 31, 2010
10.2	Amended and Restated Employment Agreement between Tree.com and Douglas R. Lebda, dated October 26, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 1, 2010

TREE.COM, INC.

By:	/s/ DEBRA ASHLEY
Debra Ashley
Vice President & Assistant General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement between Tree.com, Inc. and Steven Ozonian, dated October 31, 2010
10.2	Amended and Restated Employment Agreement between Tree.com and Douglas R. Lebda, dated October 26, 2010